Exhibit 99.1

PINE ISLAND ACQUISITION CORP.

BALANCE SHEET

	November 19, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$1,863,129	$18,388,000	(a)	$1,863,129
		367,760	(b)
		(367,760	)(c)
		(18,388,000	)(f)
Prepaid expenses	936,800	-		936,800
Total current assets	2,799,929	-		2,799,929
Cash held in Trust Account	200,000,000	18,388,000	(f)	218,388,000
Total Assets	$202,799,929	$18,388,000		$221,187,929

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$975,602	$-		$975,602
Accrued expenses	550,000	-		550,000
Franchise tax payable	48,817	-		48,817
Total current liabilities	1,574,419	-		1,574,419
Deferred underwriting commissions	7,000,000	643,580	(d)	7,643,580
Total liabilities	8,574,419	643,580		9,217,999

Commitments and Contingencies
Class A common stock, $0.0001 par value; 18,922,550 and 20,696,992 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	189,225,500	17,744,420	(e)	206,969,920

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,077,450 and 1,141,808 shares issued and outstanding (excluding 18,922,550 and 20,696,992 shares subject to possible redemption), actual and as adjusted, respectively.	108	184	(a)	114
		(178	)(e)
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding (1)	575	-		575
Additional paid-in capital	5,064,531	18,387,816	(a)	5,064,525
		367,760	(b)
		(367,760	)(c)
		(643,580	)(d)
		(17,744,242	)(e)
Accumulated deficit	(65,204)	-		(65,204)
Total stockholders' equity	5,000,010	-		5,000,010
Total Liabilities and Stockholders' Equity	$202,799,929	$18,388,000		$221,187,929

(1) This number includes up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 24, 2020, the underwriters partially exercised their over-allotment option to purchase 1,838,800 additional units; thus, only 290,300 shares of Class B common stock remain subject to forfeiture (see Note 4).

The accompanying notes are an integral part of these financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Pine Island Acquisition Corp. (the “Company”) as of November 19, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 24, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”) on November 19, 2020. Each Unit consisted of one share of Class A common stock and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200.0 million. On November 20, 2020, the underwriters partially exercised the over-allotment option and on November 24, 2020, purchased an additional 1,838,800 Units (the “Over-Allotment Units”), generating gross proceeds of approximately $18.4 million, and incurred additional offering costs of approximately $1.0 million in underwriting fees (inclusive of approximately $644,000 in deferred underwriting fees) (the “Over-Allotment”).

Simultaneously with the closing of the IPO on November 19, 2020, the Company completed a private placement (the “Private Placement”) of an aggregate of 4,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to Pine Island Sponsor LLC, a Delaware corporation (the “Sponsor”), generating proceeds of $6.0 million. Simultaneously with the closing of the Over-allotment Units, on November 24, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 245,173 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $368,000.

In addition, the Sponsor agreed to forfeit up to 750,000 shares of Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. On November 24, 2020, the underwriters partially exercised the over-allotment option to purchase 1,838,800 Over-Allotment Units; thus, only 290,300 shares of Class B common stock remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$18,388,000
	Class A common stock		$184
	Additional paid-in capital		$18,387,816
	To record sale of 1,838,800 Overallotment Units at $10.00 per Unit

(b)	Cash	$367,760
	Additional paid-in capital		$367,760
	To record sale of 245,173 Private Placement Warrants at $1.50 per warrant

(c)	Additional paid-in capital	$367,760
	Cash		$367,760
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$643,580
	Deferred underwriting commissions		$643,580
	To record additional deferred underwriting fee on overallotment option

(e)	Class A common stock	$178
	Additional paid-in capital	$17,744,242
	Class A common stock subject to possible redemption		$17,744,420
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable stock

(f)	Trust account	$18,388,000
	Cash		$18,388,000
	To transfer $10.00 per Overallotment Units to Trust Account